Exhibit 23.5

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866
November 6, 2007
Principal Life Insurance Company
711 High Street
Des Moines, Iowa 50392
Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392

RE:        $4,000,000,000 SECURED NOTES REGISTRATION STATEMENT ON FORM S-3 — CONSENT TO REGISTRATION STATEMENT REFERENCE
     This letter will serve as our consent to the reference in the registration statement, as amended, on Form S-3 to be filed by Principal Life Insurance Company and Principal Financial Group, Inc. with the Securities and Exchange Commission, to the legal opinion of Sidley Austin LLP, as counsel to Principal Life Insurance Company and Principal Financial Group, Inc., regarding priority of claims with respect to funding agreements pursuant to Iowa Code Section 507C.42

Very truly yours,

/s/ SIDLEY AUSTIN LLP
SIDLEY AUSTIN LLP
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships